UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed on a Current Report on Form 8-K filed by Roivant Sciences Ltd. (the “Company”) with the Securities and Exchange Commission on October 23, 2023, the Company entered into a Stock Purchase Agreement, dated as of October 22, 2023 (the “Purchase Agreement”), by and among the Company, the Company’s subsidiary Telavant Holdings, Inc. (“Telavant”), Pfizer Inc. and Roche Holdings, Inc. (the “Buyer”), pursuant to which the Buyer agreed to acquire all of the issued and outstanding shares of capital stock of Telavant (the “Transaction”).

On December 14, 2023, pursuant to the Purchase Agreement, the Buyer completed the Transaction for total consideration of approximately $7.1 billion in cash at the closing of the Transaction (the “Closing”), paid or to be paid to all of Telavant’s equity holders, including holders of restricted stock units, on a pro rata basis relative to their ownership of Telavant prior to the Closing. Prior to the Closing, the Company owned 75% of the issued and outstanding shares of common stock and preferred stock of Telavant on an as-converted basis. An additional milestone payment of $150 million in cash is payable upon the initiation of a Phase 3 trial in ulcerative colitis, as described in more detail in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023.

Item 8.01.	Other Events.

On December 14, 2023, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) The pro forma financial information required by this subsection will be filed by an amendment to this Current Report within 4 business days of December 14, 2023.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 14, 2023
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: December 14, 2023